UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 27, 2015 (February 26, 2015)

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One
One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2015, the Board of Directors of Arch Coal, Inc. (the “Company”) amended and restated the Company’s Bylaws (the “Amended and Restated Bylaws”) to implement “proxy access” (allowing eligible stockholders to include their own nominees for director in the Company’s proxy statement along with the Company’s Board of Directors nominated candidates) and to make certain other conforming and technical changes.  Article II, Section 3(A)(3) of the Amended and Restated Bylaws permits a stockholder, or a group of up to 20 stockholders, owning 5% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy statement directors constituting up to 20% of the Board of Directors, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 3(A)(3).

The Amended and Restated Bylaws also make clarifications, updates and other non-substantive changes to the advance notice provisions in Article II, Section 3(A).

This description of the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws filed as Exhibit 3.1 hereto.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Arch Coal, Inc., as amended and restated on February 26, 2015.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2015	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description

3.1	Amended and Restated Bylaws of Arch Coal, Inc., as amended and restated on February 26, 2015